Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into by and between the City of Azusa, Baldwin Park Unified School District, City of Colton, City of Corona, City of Davis, Elk Grove Unified School District, City of Fontana, City of Indian Wells, City of Los Angeles, Merced Union High School District, Monrovia Unified School District, Rowland Unified School District, San Joaquin County Office of Education, County of Santa Clara, City of Santa Maria, City of Shafter, Stanislaus County Office of Education, Stockton Unified School District, and City of Woodland (collectively, the “Intervenors”), the Estate of David Sherwin by and through its personal representative, Cynthia Koffman, for its own behalf and on behalf of the government entities listed in Exhibit A hereto (the “Government Entities”) (in any of the foregoing capacities, the “Relator”) (the Relator and the Intervenors, collectively, “Plaintiffs”), and Office Depot, Inc. (“Office Depot”) (all of the foregoing hereafter collectively referred to as “the Parties”), through their authorized representatives.

RECITALS

WHEREAS:

A. Office Depot is a Delaware corporation headquartered in Boca Raton, Florida and is a supplier of office products and services.

B. The County of Los Angeles awarded Office Depot Master Agreement number 41421 and Master Agreement number 42595, respectively, (collectively, the “Master Agreements”) for the purchase of office supplies and related products and services. The Master Agreements were in effect from March 5, 2001 to December 31, 2005 and January 1, 2006 to January 1, 2011, respectively. The Master Agreements permitted members of the U.S. Communities Government Purchasing Alliance (“U.S. Communities”) to purchase products from Office Depot at the prices set forth in the Master Agreements.

C. On or about March 20, 2009, the Relator filed under seal a qui tam action in the Superior Court for Los Angeles County captioned State of California ex rel. David Sherwin v. Office Depot, Inc. The Relator amended his Complaint on January 12, 2012 and filed a Corrected First Amended Complaint (“FAC”) on January 20, 2012.

D. The FAC stated that it was filed on behalf of “all political subdivisions within the State of California . .. . that purchased goods and services from Office Depot” under the Master Agreements.¶ FAC 12. The Relator contends that by virtue of this allegation he is asserting claims pursuant to the California False Claims Act, California Government Code §§ 12650 et seq. (“CFCA”) on behalf of all of the Government Entities.

E. The FAC alleges that Office Depot violated the CFCA by fraudulently charging California government entities more than it should have, including but not limited to by: (1) failing to comply with a “Most Favored Public Entity” provision in the Master Agreements and failing to comply with a “Pricing Commitment” attached to Office Depot’s Administration Agreement with U.S. Communities; (2) misrepresenting or omitting material information regarding pricing plans and/or switching customers from one plan to another without consent; (3) using incorrect costs in calculating cost-based pricing; (4) impermissibly changing list prices; and (5) discontinuing or manipulating items on the “core lists” of products.

F. In or about July 2009, the California Attorney General, pursuant to the CFCA, provided a copy of the Relator’s original Complaint and disclosure of evidence to certain of the Government Entities. In or about August 2013, Office Depot provided a copy of the Relator’s Corrected First Amended Complaint to certain of the Government Entities as an attachment to a subpoena for the production of documents. In or about August 2014, the Government Entities who did not receive a copy of the California Attorney General’s July 2009 notice were provided with a copy of Relator’s Corrected First Amended Complaint, Relator’s original complaint, and Relator’s original disclosure statement under cover of a letter from the California Attorney General, pursuant to the CFCA. All Government Entities thus have received notice of this Action and had an opportunity to intervene.

G. The Cities of Azusa, Colton, Corona, Davis, Fontana, Indian Wells, Shafter, and Woodland together filed a complaint in intervention on December 19, 2012.

H. Baldwin Park Unified School District, Monrovia Unified School District, Rowland Unified School District and Stockton Unified School District together filed a complaint in intervention on December 13, 2012.

I. City of Los Angeles filed a complaint in intervention on April 11, 2012, and filed a first amended complaint in intervention on December 13, 2012.

J. Merced Union High School District filed a complaint in intervention on August 8, 2012, and filed a first amended complaint in intervention on December 13, 2012.

K. San Joaquin County Office of Education filed a complaint in intervention on August 8, 2012, and a first amended complaint in intervention on December 13, 2012.

L. County of Santa Clara filed a complaint in intervention on December 13, 2012.

M. City of Santa Maria filed a complaint in intervention on August 8, 2012, and filed a first amended complaint in intervention on December 13, 2012.

N. Stanislaus County Office of Education filed a Complaint in Intervention on August 8, 2012, and filed a First Amended Complaint in Intervention on December 13, 2012.

O. Elk Grove Unified School District filed a notice of intervention on August 15, 2012, but did not file a complaint in intervention.

P. The Intervenors’ complaints, including the amendments thereto, incorporate all of the allegations of the FAC by reference. Based on similar allegations of overcharging by Office Depot under the Master Agreements, as well as under direct contracts between certain Intervenors and Office Depot, the Intervenors allege additional claims under the CFCA as well as claims for breach of contract and fraud.

Q. Office Depot disputes the allegations of the Relator and the Intervenors, and contends that their claims have no merit and are subject to numerous legal and factual defenses.

NOW THEREFORE, to avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, and any others that might have been or could be brought, and in consideration of the mutual promises and obligations of this Settlement Agreement, the Parties agree and covenant as follows:

DEFINITIONS

1. “Actions” means the lawsuits identified in Paragraphs C through P above.

2. “Agreement” means this Settlement Agreement, including all exhibits hereto.

3. “Approval Motion” has the meaning set forth in Paragraph 25 below.

4. “CFCA” has the meaning set forth in Paragraph D above.

5. “Court” means the Superior Court of Los Angeles County.

6. “Covered Conduct” means the allegations made or that could have been made in the Intervenors’ complaints (including all amendments thereto) and the Relator’s complaint (including all amendments thereto) described in Paragraphs C through P above. The Covered Conduct specifically encompasses all claims relating to purchases from Office Depot via or under the terms of the Master Agreements.

7. “Dismissal Order,” as set forth in Paragraph 26 below, means an order entered by the Court substantially in the form attached as Exhibit C, (a) holding that the terms of the Settlement Agreement, including but not limited to the allocation set forth in Exhibit A, are fair, adequate, and reasonable and were reached in good faith, (b) holding that each Government Entity is bound by the terms of this Settlement Agreement, including specifically the releases contained herein, and (c) entering final judgment dismissing with prejudice all claims in the Actions, including specifically all claims of the Relator, all claims asserted on behalf of the Government Entities by the Relator, and all claims of the Intervenors.

8. “Effective Date” means the day after the Payment Date, provided, however, that the Settlement Agreement shall not become effective unless and until: (1) the Court’s order approving the Settlement Agreement has become completely final, and there is no further recourse by an appellant or objector who seeks to challenge or contest the Settlement Agreement; and (2) the Settlement Amount is released from escrow and the Relator’s Attorneys’ Fees Amount is paid on the Payment Date.

9. “Escrow Account” and “Escrow Agreement” have the meanings set forth in Paragraph 27 below.

10. “FAC” has the meaning set forth in Paragraph C above.

11. “Government Entities” has the meaning set forth in the first paragraph of this Agreement.

12. “Intervenors” has the meaning set forth in the first paragraph of this Agreement.

13. “Master Agreements” has the meaning set forth in Paragraph B above.

14. “Office Depot” has the meaning set forth in the first paragraph of this Agreement.

15. “Office Depot Released Parties” has the meaning set forth in Paragraph 33 below.

16. “Parties” has the meaning set forth in the first paragraph of this Agreement.

17. “Payment Date” means (a) if no appeal, attempt to re-open the judgment, or request to extend the time to seek an appeal has been filed, five business days after the expiration of sixty days from the date on which all Government Entities have been served with a file-stamped copy of the Dismissal Order, and proof of such service has been provided to Office Depot, pursuant to Paragraph 27 below or (b) if any appeal, attempt to re-open the judgment, or request to extend the time to seek an appeal has been sought, after such proceedings are completed in the trial court (and, following any such proceedings, the expiration of all time to notice an appeal or, if an appeal has been sought, after the final disposition of any such appeal), which disposition approves the Dismissal Order.

18. “Plaintiff Releasing Parties” has the meaning set forth in Paragraph 33 below.

19. “Plaintiffs” has the meaning set forth in the first paragraph of this Agreement.

20. “Protective Order” has the meaning set forth in Paragraph 37 below.

21. “Relator” has the meaning set forth in the first paragraph of this Agreement.

22. “Relator’s Attorneys’ Fees Amount” has the meaning set forth in Paragraph 30 below.

23. “Settlement Amount” has the meaning set forth in Paragraph 28 below.

24. “U.S. Communities” has the meaning set forth in Paragraph B above.

TERMS AND CONDITIONS

25. The Parties agree that by October 22, 2014, Plaintiffs (at Plaintiffs’ or their counsel’s expense) shall serve, via an overnight delivery service, all Government Entities with a notice of the settlement and the request for approval. The notice shall (1) include a copy of this Settlement Agreement and all exhibits; (2) specify the share of the settlement proceeds Plaintiffs will propose be allocated to Relator; (3) set forth the location and date of the hearing on the request for approval of the Settlement Agreement. The proposed allocation of a share of settlement proceeds to Relator is a matter that has been (and will be) handled separately by and among Plaintiffs without Office Depot’s involvement. Office Depot was not consulted about the proposed share to be allocated to Relator nor has it had any input into the decision. For this reason, Office Depot shall not be deemed to have endorsed or been responsible for any such proposed allocation or the use of the proceeds by any ultimate recipient. As part of the Settlement Agreement, however, Office Depot will not contest such allocation.

26. By October 22, 2014, Plaintiffs will file a motion with the Court seeking approval of the Settlement Agreement and, contingent upon the Court’s approval of the Settlement Agreement, the stipulated dismissal with prejudice of all claims in the Actions, with a hearing on the motion scheduled for November 18, 2014 (“Approval Motion”). The stipulated dismissal, which will be executed by the Parties and filed before the hearing, shall be substantially in the form attached as Exhibit B. The Approval Motion shall ask the Court to enter an order (the “Dismissal Order”), substantially in the form attached as Exhibit C, (a) holding that the terms of the Settlement Agreement, including but not limited to the allocation set forth in Exhibit A, are fair, adequate, and reasonable and were reached in good faith, (b) holding that each Government Entity is bound by the terms of this Settlement Agreement, including specifically the releases contained herein, and (c) entering final judgment dismissing with prejudice all claims in the Actions, including specifically all claims of the Relator, all claims asserted on behalf of the Government Entities by the Relator, and all claims of the Intervenors.

27. Promptly after entry of the Dismissal Order, Plaintiffs (at Plaintiffs’ or their counsel’s expense) shall cause a file-stamped copy of the Dismissal Order to be served on all Government Entities by certified U.S. Mail and shall keep and provide to Office Depot proof of such service.

28. On the next business day after the Dismissal Order, Relator shall open an interest-bearing escrow account at US Bank or another mutually acceptable institution (“Escrow Account”) and the parties shall execute an escrow agreement substantially in the form attached as Exhibit D and reflecting the escrow terms set forth in this paragraph (“Escrow Agreement”). No later than five (5) days thereafter, Office Depot shall pay $68,500,000 (the “Settlement Amount”) by electronic funds transfer into the Escrow Account. Any and all fees or expenses associated with the Escrow Account shall be paid out of the interest on the account. The Escrow Agreement shall instruct the escrow agent to provide monthly reports to Office Depot and designated counsel for Plaintiffs concerning the transactions and balance in the Escrow Account. If this settlement is consummated, all amounts in the Escrow Account, including all accrued interest remaining after payment of Escrow Account fees and expenses, shall be paid to Plaintiffs on the Payment Date in accordance with the Escrow Agreement. In the event this settlement is not consummated, all amounts in the Escrow Account, including all accrued interest remaining after payment of Escrow Account fees and expenses, shall be returned to Office Depot in accordance with the Escrow Agreement. Payment of the Settlement Amount constitutes payment in full by Office Depot to compensate all Plaintiffs for any and all losses it may have incurred related in any way to the Covered Conduct and no part of such Payment is punitive in purpose or effect. The Settlement Amount will be released from escrow on the Payment Date.

29. Plaintiffs agree that in distributing the Settlement Amount to the Intervenors and Government Entities, they will include with the distribution a copy of this Settlement Agreement. Plaintiffs represent and warrant that they have agreed among themselves to share the Settlement Amount as set forth in the attached Exhibit A. The allocation of the Settlement Amount is a matter that has been (and will be) handled separately by and among Plaintiffs and the Government Entities without Office Depot’s involvement. Office Depot was not consulted about the allocation of the Settlement Amount nor has it had any input into the allocation. For this reason, Office Depot shall not be deemed to have endorsed or been responsible for any such allocation or the use of the proceeds by any ultimate recipient. As part of the Settlement Agreement, however, Office Depot will not contest such allocation.

30. On the Payment Date, Office Depot shall pay to Relator’s counsel $9,000,000 (the “Relator’s Attorneys’ Fees Amount”) by electronic funds transfer to a single account designated by written instructions to be provided by Phillips & Cohen LLP at least five days before the Payment Date, in settlement of Relator’s claims for reasonable attorneys’ fees, costs, and expenses pursuant to Cal. Gov’t. Code § 12652(g)(8) and any other statute providing for recovery of attorneys’ fees, costs, and expenses. Included with the written instructions, Phillips & Cohen LLP will represent and warrant that it has authorization from all Plaintiffs’ counsel to provide those instructions. The allocation of the Relator’s Attorneys’ Fees Amount is a matter that has been (and will be) handled separately by and among Plaintiffs’ counsel without Office Depot’s involvement. Office Depot was not consulted about the allocation of the Relator’s Attorneys’ Fees Amount nor has it had any input into the allocation. For this reason, Office Depot shall not be responsible for and shall not be deemed to have endorsed any such allocation or the use of the proceeds by any ultimate recipient. Payment of the Relator’s Attorneys’ Fees Amount constitutes payment in full by Office Depot for any and all of Relator’s attorneys’ fees and costs. Office Depot shall not be liable for, and all Plaintiffs and Governmental Entities waive and release, any other claims for attorneys’ fees or costs incurred or to be incurred relating to the claims of any Plaintiffs or Government Entities related in any way to the Covered Conduct.

31. Upon making the payments provided in Paragraphs 28 and 30 above, Office Depot shall have nothing further to do with the distribution of the Settlement Amount or the Attorneys’ Fees Amount. Under no circumstances shall Office Depot be obligated as a result of this Settlement Agreement, the underlying litigation, or any claim released herein to pay to Plaintiffs or the Government Entities, or any of their counsel, by way of damages, penalties, fees, costs or otherwise, more than the Settlement Amount and the Relator’s Attorneys’ Fees Amount set forth in Paragraphs 28 and 30 above.

32. In exchange for and in consideration of Office Depot’s agreement to pay the Settlement Amount, the Relator and the Intervenors agree to dismiss their Actions against Office Depot with prejudice in accordance with Paragraph 36 below. It is the Parties’ intention and a condition of this Settlement Agreement that all claims of the Relator, all claims of each of the Government Entities, and all claims of the Intervenors be dismissed with prejudice.

33. In consideration of the obligations of Office Depot set forth in this Settlement Agreement, and conditioned upon Office Depot’s payment of the Settlement Amount, (a) the Intervenors on behalf of themselves, any and all of their governing authorities, boards, commissions, officials, officers, directors, managers, representatives, employees, contractors, administrators, departments, divisions, agencies, instrumentalities, fiduciaries, accountants, auditors, consultants, insurers and reinsurers, principals, law firms, attorneys, brokers, vendors, partners, privies, agents, affiliates, predecessors, successors and assigns, as well as the heirs, personal representatives, executors, administrators, predecessors, successors, and assigns of each of the foregoing, in each case past, present, or future, and (b) the Relator on behalf of himself, his respective current, former and future heirs, spouses, children, offspring, successors, agents, trustees, personal and legal representatives, attorneys, executors, administrators, attorneys, and assigns, and on behalf of the Government Entities any and all of their governing authorities, boards, commissions, officials, officers, directors, managers, representatives, employees, contractors, administrators, departments, divisions, agencies, instrumentalities, fiduciaries, accountants, auditors, consultants, insurers and reinsurers, principals, law firms, attorneys, brokers, vendors, partners, privies, agents, affiliates, predecessors, successors and assigns, as well as the heirs, personal representatives, executors, administrators, predecessors, successors, and assigns of each of the foregoing, in each case past, present, or future (collectively, the “Plaintiff Releasing Parties”), release Office Depot, together with all of its current and former affiliates, parents, members and subsidiaries, and their respective current or former owners, shareholders, parents, members, subsidiaries, affiliates, divisions, officers, directors, employees, contractors, administrators, brokers, vendors, partners, privies, agents, managers, representatives, fiduciaries, accountants, auditors, consultants, insurers and reinsurers, principals, law firms, and attorneys, and the heirs, personal representatives, executors, administrators, trustees, beneficiaries, predecessors, successors, subrogees and assigns (direct or indirect) of any of them, in each case past, present or future (the “Office Depot Released Parties”), from any and all claims, rights, actions, suits, grounds for complaint, causes of action, arbitrations, liens, demands, controversies, grievances, allegations, accusations, judgments, and liabilities of any kind or nature whatsoever, as well as all forms of relief, including all remedies, costs, losses, liabilities, damages (whenever incurred and of any kind whatsoever, including compensatory, statutory, liquidated, exemplary, or punitive damages), wages, benefits, debts, expenses, penalties, interest, and attorneys’ and other professionals’ fees and disbursements, and any other form of relief or remedy in law, equity, or whatever kind or nature and however denominated, whether sealed or unsealed, in law or equity, in contract, tort, or otherwise, known or unknown, suspected or unsuspected, anticipated or unanticipated, and asserted or unasserted, foreseen or unforeseen, including all direct or indirect liability (including, without limitation, vicarious liability) that the Plaintiff Releasing Parties ever have, had, or may have arising out of or in any way connected with the Covered Conduct, including but not limited to claims under the CFCA, or the common law theories of breach of contract, negligence, recoupment, unlawful payment, legally unauthorized payment, payment by mistake, unjust enrichment, promissory estoppel, fraudulent inducement, fraud, and negligent misrepresentation from the beginning of the world through the Effective Date.

34. In consideration of the obligations of the Plaintiffs set forth in this Settlement Agreement, and conditioned upon Plaintiffs fulfilling their obligations under Paragraph 36 (concerning dismissal) below, Office Depot on behalf of itself and the Office Depot Released Parties fully and finally releases the Plaintiff Releasing Parties from any and all claims, rights, actions, suits, grounds for complaint, causes of action, arbitrations, liens, demands, controversies, grievances, allegations, accusations, judgments, and liabilities of any kind or nature whatsoever, as well as all forms of relief, including all remedies, costs, losses, liabilities, damages (whenever incurred and of any kind whatsoever, including compensatory, statutory, liquidated, exemplary, or punitive damages), wages, benefits, debts, expenses, penalties, interest, and attorneys’ and other professionals’ fees and disbursements, and any other form of relief or remedy in law, equity, or whatever kind or nature and however denominated, whether sealed or unsealed, in law or equity, in contract, tort, or otherwise, known or unknown, suspected or unsuspected, anticipated or unanticipated, and asserted or unasserted, foreseen or unforeseen, including all direct or indirect liability (including, without limitation, vicarious liability) that Office Depot ever has asserted, could have asserted, or may assert in the future against them, arising out of or in any way connected with the Covered Conduct and their investigation and prosecution thereof, from the beginning of the world through the Effective Date, other than claims for amounts due on goods sold.

35. The releases contained in Paragraphs 33 and 34 above are general releases and the Parties intend and agree that each shall be interpreted, construed and enforced as such. Without limiting the foregoing, the Parties, having been fully advised by counsel of the contents of Section 1542 of the Civil Code of the State of California, expressly waive and relinquish all rights and benefits afforded by Section 1542, and do so understanding and acknowledging the significance of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release of claims, each Party expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims arising out of or in any way connected with the Covered Conduct that such Party does not know of or suspect to exist in such Party’s favor at the time of signing this Agreement.

36. All Parties agree that this Settlement Agreement is expressly contingent upon the Court granting the Approval Request and entering the Dismissal Order making each of the foregoing holdings and entering final judgment dismissing with prejudice the claims of the

Relator, all Government Entities, and all Intervenors. Should the Court decline to approve all material aspects of the Settlement Agreement or make rulings materially altering the terms of the Settlement Agreement, or if for any reason the Court determines not to enter a final judgment consistent with the terms of this Settlement Agreement, then Office Depot or any of the Plaintiffs may declare the Settlement Agreement null and void by providing written notice within five days of any such decision pursuant to Paragraph 58, in which case the Parties shall return to their positions as of the date prior to this Agreement, the litigation shall proceed as if no settlement had been attempted, and Office Depot shall have no obligation to make any payment, including payment of any portion of the Settlement Amount. Among the material aspects of the Settlement Agreement are the allocations set forth in the attached Exhibit A and the release set forth in Paragraph 33. If the Court rejects the allocation to any Intervenor of the amount set forth on Exhibit A, then that Intervenor shall not be deemed to have agreed to this Settlement Agreement. If the Court rejects or alters the terms of the release set forth in Paragraph 33, then Office Depot shall not be deemed to have agreed to this Settlement Agreement. In either case, the Settlement Agreement may be declared null and void by Office Depot or any Plaintiff as set forth above. However, notwithstanding the foregoing, in the event the Court determines not to enter a final judgment consistent with the material terms of this Settlement Agreement, Office Depot and Plaintiffs shall meet and confer in good faith in an effort to negotiate a revised Settlement Agreement that is mutually acceptable to Office Depot and Plaintiffs and consistent with the Court’s rulings.

37. The Parties agree that they will destroy or return to the designating party all documents and information marked Confidential or Confidential – Attorney’s Eyes Only, in accordance with paragraph 19 of the Protective Order entered in State of California ex rel. Sherwin v. Office Depot, Inc. (C.D. Cal.) (the “Protective Order”). The Parties further agree that they continue to be bound by the restrictions in the Protective Order after the Effective Date, as provided in paragraph 22 of the Protective Order. Notwithstanding the foregoing, Office Depot shall instruct Williams & Connolly LLP to retain, for a period of at least two years from the Effective Date, a copy set of all documents and data produced by Office Depot to Plaintiffs in this litigation (“Office Depot Documents”), and shall make such material available to Relator’s counsel upon request if needed by Relator’s counsel for the purpose of any legal action arising from this litigation, provided that Relator’s counsel expressly agree that terms of the Protective Order shall continue to apply to the Office Depot Documents. If required to produce or otherwise disclose any Office Depot Documents in connection with any legal action (whether by way of production of documents, court filing, or otherwise), Relator’s counsel, before making any such production or disclosure, will use their best efforts, including filing any necessary motions with the court, to obtain a court order in the action providing confidentiality protection to the Office Depot Documents to substantially the same extent as provided in the Protective Order. Relator’s counsel will provide Office Depot written notice pursuant to Paragraph 58 of any request for disclosure of the Office Depot documents or any litigation regarding the confidentiality protections to be accorded those documents with sufficient time for Office Depot to file its own papers with the Court should it desire to do so.

38. Plaintiffs and Office Depot hereby covenant and agree that no Party will (i) assert, file, commence, pursue, intervene in, institute, maintain or prosecute any claim related in any way to the Covered Conduct, including (but not limited to) by way of third-party claim, cross-claim, or counterclaim, or by right of representation or subrogation, against any other Party; (ii) participate in the assertion, filing, commencing, pursuing, intervening in, instituting, maintaining or prosecuting of any claim related in any way to the Covered Conduct against any other Party; and (iii) if involuntarily included in any claim related to the Covered Conduct (e.g., in a class action) will withdraw therefrom.

39. This Settlement Agreement does not constitute an admission by any of the Office Depot Released Parties, or evidence, of any liability or wrongdoing whatsoever, including, but not limited to, any liability or wrongdoing with respect to any allegations that were or could have been raised in the Actions. This Agreement also does not constitute an admission by Plaintiff Releasing Parties, or evidence, that they would not have been able to prosecute their claims successfully in the Actions. The Parties agree that this Agreement is the result of a compromise within the provisions of California Evidence Code § 1152, and any similar statutes or rules, and shall not be used or admitted in any proceeding for any purpose including, but not limited to, as evidence of liability or wrongdoing by any of the Office Depot Released Parties, nor shall it be used for impeachment purposes, to refresh recollection, or any other evidentiary purpose; provided, however, that this paragraph shall not apply to any claims to enforce any provision of this Agreement.

40. Should this Settlement Agreement for any reason not become final, all Parties reserve their rights to make all arguments and defenses whatsoever, including but not limited to challenges to the Relator’s ability to proceed on behalf of any or all Government Entities and objections to any attempts to intervene in the litigation (past or future), and each Party agrees that it shall not assert that another Party has waived or is otherwise prevented from asserting any argument or defense by virtue of negotiating, entering or seeking approval of this Settlement Agreement.

41. This Agreement is intended to be for the benefit of the Parties only.

42. Aside from the payment of the Relator’s Attorneys’ Fees Amount as set forth in Paragraph 30 above, each Party shall bear its own legal fees and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

43. Each Party and signatory to this Agreement represents that it freely and voluntarily enters into this Agreement with the benefit of legal counsel and without any degree of duress or compulsion.

44. All questions with respect to the construction or interpretation of the Agreement and the Parties’ rights and liabilities shall be governed by the laws of the State of California and this Agreement is enforceable pursuant to Section 664.6 of the California Code of Civil Procedure. The exclusive jurisdiction and venue for any dispute relating to this Agreement is the Superior Court for the County of Los Angeles. This Agreement and any other document referenced herein or attached hereto is admissible in any action or proceeding to enforce the terms of this Agreement.

45. This Agreement is the result of arm’s-length negotiation between the Parties, and all Parties, directly and through counsel, have contributed substantially and materially to its preparation. For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all Parties to this Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute, and the canon of contract interpretation set forth in California Civil Code Section 1654 as well as under any other statutes or common law principles of similar effect (both in California and in any foreign jurisdiction) shall not be applied.

46. This Agreement constitutes the complete agreement between the Parties and supersedes any and all other prior and contemporaneous oral or written agreements, communications or representations.

47. This Agreement is executed without reliance upon any representations, understandings, or commitments, whether formal or informal, or oral or written, by any Party released.

48. This Agreement may not be amended except by written consent of Office Depot and Plaintiffs.

49. The undersigned represent and warrant that they are fully authorized to execute this Agreement on behalf of the Parties so indicated by their signature.

50. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.

51. This Agreement is binding on the Parties’ successors, transferees, heirs, and assigns.

52. Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.

53. Each Party represents and warrants that:

(a) it has the full legal authority, right, and capacity to enter into this Agreement and to bind the Party to perform its obligations hereunder, including any third-party authorization necessary to release the claims being released hereunder.

(b) this Agreement has been duly and validly executed and delivered by such Party and, assuming due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms;

(c) the execution and delivery of this Agreement, the performance by such Party of its obligations hereunder and the consummation of the transactions contemplated hereby, will not: (i) result in the violation by such Party of any statute, law, rule, regulation or ordinance or any judgment, decree, order, writ, permit, or license of any governmental or regulatory authority applicable to such Party; or (ii) require such Party to obtain any consent, approval or action of any person, which consent, approval, or action has not already been obtained or accomplished by such Party;

(d) it has not assigned, subrogated, pledged, loaned, hypothecated, conveyed, or otherwise transferred, voluntarily or involuntarily any claims based on the Covered Conduct, or any interest in or part or portion thereof, specifically including any rights arising out of claims related to the Covered Conduct, to any other person or entity; and

(e) it has read and understands this Agreement and it has had the opportunity to consult with its attorneys before signing it.

54. Each of the Parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such action necessary to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

55. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Agreement shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Agreement to be performed by such other Party. No waiver, express or implied, by any Party of any breach or default in the performance by the other Party of its obligations under this Agreement shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent or contemporaneous, under this Agreement.

56. All of the exhibits attached to this Agreement are material and integral parts hereof and are hereby incorporated by reference as if fully set forth herein.

57. The Parties and their respective counsel agree to cooperate fully with one another in order to effect the consummation of the settlement of the Actions.

58. Any notices required under this Agreement (other than notice to the Government Entities as provided in Paragraphs 25 and 27), shall be provided by e-mail and Federal Express, as follows:

To Office Depot:

Heather Stern, Esq.

Vice President, Associate General Counsel,

Business Litigation & Compliance

Office Depot, Inc.

6600 North Military Trail

Boca Raton, Florida 33496

Heather.Stern@officedepot.com

with a copy to:

Daniel F. Katz, Esq.

Williams & Connolly LLP

725 Twelfth St., NW

Washington, DC 20005

dkatz@wc.com

To Plaintiffs:

Eric R. Havian, Esq.

Stephen Hasegawa, Esq.

Phillips & Cohen LLP

100 The Embarcadero, Suite 300

San Francisco, CA 94105

erh@pcsf.com

ssh@pcsf.com

Robert Nelson, Esq.

Lexi Hazam, Esq.

Lieff Cabraser Heimann & Bernstein LLP

275 Battery Street, 29th Floor

San Francisco, CA 94111

rnelson@lchb.com

lhazam@lchb.com

Ronald S. Whitaker, Esq.

200 N. Main Street, 9th Floor

City Hall East, Room 916

Los Angeles, CA 90012

ronald.whitaker@lacity.org

*    *    *

OFFICE DEPOT, INC.

DATED:	By:

ESTATE OF DAVID SHERWIN

DATED:	By:

PHILLIPS & COHEN LLP

DATED:	By:

LIEFF CABRASER HEIMANN & BERNSTEIN LLP

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LAW OFFICES OF MARK A. KLEIMAN

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Attorneys for Cities of Azusa, Colton, Corona, Davis, Fontana, Indian Wells, Los Angeles, Santa Maria, Shafter, and Woodland; San Joaquin County Office of Education, Stanislaus County Office of Education, Baldwin Park Unified School District, Elk Grove Unified School District, Merced Union High School District, Monrovia Unified School District, Rowland Unified School District, and Stockton Unified School District; and for Qui Tam Plaintiff Estate of David Sherwin

SANFORD HEISLER LLP

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Attorneys for Cities of Azusa, Colton, Corona, Davis, Fontana, Indian Wells, Los Angeles, Santa Maria, Shafter, and Woodland; San Joaquin County Office of Education, Stanislaus County Office of Education, Baldwin Park Unified School District, Elk Grove Unified School District, Merced Union High School District, Monrovia Unified School District, Rowland Unified School District, and Stockton Unified School District; and for Qui Tam Plaintiff Estate of David Sherwin

BALDWIN PARK UNIFIED SCHOOL DISTRICT

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CITY OF AZUSA

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CITY OF COLTON

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CITY OF CORONA

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CITY OF DAVIS

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CITY OF FONTANA

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CITY OF INDIAN WELLS

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CITY OF LOS ANGELES

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CITY OF SANTA MARIA

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CITY OF SHAFTER

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CITY OF WOODLAND

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COUNTY OF SANTA CLARA

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ELK GROVE UNIFIED SCHOOL DISTRICT

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MERCED UNION HIGH SCHOOL DISTRICT

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MONROVIA UNIFIED SCHOOL DISTRICT

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ROWLAND UNIFIED SCHOOL DISTRICT

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SAN JOAQUIN COUNTY OFFICE OF EDUCTION

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STANISLAUS COUNTY OFFICE OF EDUCATION

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STOCKTON UNIFIED SCHOOL DISTRICT

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